Exhibit 10.1

FEE AGREEMENT

This Fee Agreement (“Agreement”) is made and entered into as of March 25, 2025 (the “Effective Date”), by and between NextNRG Inc., a Delaware corporation (the “Company”) and Michael D. Farkas (the “CEO”). Each of the Company and CEO may be referred to herein individually as a “Party” and collectively as the “Parties.”

1. Fee. In consideration of the CEO personally guaranteeing certain loans entered into by the Company, which personal guarantee may be granted in the CEO’s sole discretion, the Company shall pay a fee to the CEO in the aggregate amount of 3% of the funds personally guaranteed by the CEO on behalf of the Company (the “Fee”). The Fee shall be paid upon receipt of the loan funds by the Company.

2. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

3. Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of Florida. No Claim may be commenced, prosecuted or continued in any court other than the state or federal courts located Miami-Dade County, Florida which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and CEO consent to the jurisdiction of such courts and personal service with respect thereto.

4. Complete Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Fee Agreement as of the date first above written.

Michael D. Farkas		NEXTNRG INC.

By:	/s/ Michael D. Farkas	By:	/s/ Joel Kleiner
		Name:	Joel Kleiner
		Title:	Chief Financial Officer